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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Zamba Corporation:

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 1998 relating to the 1997 statements of operations and cash flows, and the 1997 financial statement schedule, before restatement for the 1999 pooling-of-interests, which appears in Zamba Corporation's, formerly Racotek, Inc., Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 15, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS